                         AMENDMENT TO CUSTODIAN CONTRACT

      Agreement  made by and between  State  Street Bank and Trust  Company (the
“Custodian”) and Permanent Portfolio Family of Funds, Inc. (the “Fund”).

      WHEREAS,  the Custodian  and the Fund are parties to a custodian  contract dated August 18, 1987 as amended  December 30, 1994 (the  “Custodian  Contract”)
governing the terms and conditions under which the Custodian  maintains  custody of the securities and other assets of the Fund; and

      WHEREAS,  the  Custodian  and the Fund  desire  to  amend  the  terms  and conditions under which the Custodian  maintains the Fund’s  securities and other non-cash property in the custody of certain foreign sub-custodians in conformity with the requirements of Rule 17f-5 under the Investment Company Act of 1940, as amended;

      NOW THEREFORE,  in consideration  of the premises and covenants  contained herein,  the Custodian  and the Fund hereby amend the Custodian  Contract by the addition of the following terms and provisions;

      1.   Notwithstanding  any provisions  to the  contrary  set  forth  in the
Custodian  Contract,  the  Custodian  may hold  securities  and  other  non-cash property  for  all  of  its  customers,  including  the  Fund,  with  a  foreign sub-custodian  in a  single  account  that is  identified  as  belonging  to the
Custodian  for the  benefit of its  customers,  provided  however,  that (i) the records of the Custodian with respect to securities and other non-cash  property of the Fund which are  maintained in such account  shall  identify by book-entry those securities and other non-cash property  belonging to the Fund and (ii) the
Custodian shall require that  securities and other non-cash  property so held by the  foreign  sub-custodian  be held  separately  from any assets of the foreign sub-custodian or of others.

      2.   Except as specifically superseded or modified  herein,  the terms and provisions of the Custodian Contract shall continue to apply with full force and effect.

      IN WITNESS  WHEREOF,  each of the parties has caused this instrument to be executed as a sealed  instrument  in its name and behalf by its duly  authorized representative this 13th day of Dec., 1995.

                                       PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.

                                       By:   /s/ Terry Coxon
                                       -------------------------------
                                       Title:  President

                                       STATE STREET BANK AND TRUST COMPANY

                                       By:  /s/
                                       -------------------------------
                                       Title: Executive Vice President